As filed with the Securities and Exchange Commission on April 21, 2000
                           Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                       ____________________________


                                 FORM S-8


                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                       ____________________________


                       PHOENIX INVESTMENT PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)


           Delaware                               95-4191764
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation or organization)


                            56 Prospect Street
                       Hartford, Connecticut  06115
                 (Address of Principal Executive Offices)


                       EMPLOYEE STOCK PURCHASE PLAN
                         (Full title of the plan)


                      ____________________________

                              Philip R. McLoughlin
               Chairman of the Board and Chief Executive Officer
                               56 Prospect Street
                          Hartford, Connecticut  06115
                    (Name and address of agent for service)

                                 (860) 403-5000
         (Telephone number, including area code, of agent for service)

                        ___________________________


                                 copy to:


                            Jeffrey A. Clopeck, Esq.
                            Day, Berry & Howard LLP
                              260 Franklin Street
                          Boston, Massachusetts  02110

                      CALCULATION OF REGISTRATION FEE





Title of Securities     Amount to         Proposed     Proposed       Amount of
to be Registered        be                Maximum      Maximum        Registration
                        Registered (1)    Offering     Aggregate      Fee
                                          Price        Offering
                                          Per          Price (2)
                                          Share (2)
----------------------------------------------------------------------------------------
Common Stock,           615,000 shares     $7.50       $4,612,500     $1,282.28
par value $.01
per share


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purpose of calculating the amount of the registration fee pursuant to Rule 457, on the basis of the average of the high and low prices of the Common Stock reported by the New York Stock Exchange on April 19, 2000.


                                  PART II


            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Phoenix Investment Partners, Ltd., formerly known as Phoenix Duff & Phelps Corporation (the "Company" or "Registrant"), with the Securities and Exchange Commission are incorporated herein by reference:

1.  The Company's latest Annual Report on Form 10-K.

2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since the end of the fiscal year covered by the Company's latest Annual Report on Form 10-K.

3. The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.



Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper.
Delaware law also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, Delaware law provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

     The By-Laws of the Registrant provide for the broad indemnification of the directors and officers of the Registrant and for advancement of litigation expenses to the fullest extent permitted by current Delaware law. The Registrant has also entered into indemnification agreements with its directors and certain of its officers providing for the broad indemnification of the directors and officers of the Registrant and for advancement of litigation expenses to the fullest extent permitted by current Delaware law.

     The Restated Certificate of Incorporation of the Registrant eliminates the personal liability of a director to the Registrant or its stockholders under certain circumstances, for monetary damages for breach of fiduciary duty as a director.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


Item 8.  EXHIBITS

4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3(a) to the Registrant's Current Report on Form 8-K dated November 15,
     1995).

4.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

4.3 By-Laws of the Registrant (incorporated herein by reference to Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated
     November 15, 1995).

4.4  Employee Stock Purchase Plan.

5 Opinion of Day, Berry & Howard LLP as to the legality of the securities offered by the registration statement.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Day, Berry & Howard LLP (included in Exhibit 5).


Item 9.  UNDERTAKINGS.

A.   Undertaking to Update Annually

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking With Respect to Incorporating Subsequent Exchange Act Documents By Reference

     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertaking with Respect to Indemnification of Directors, Officers or Controlling Persons

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford and State of Connecticut on the 19th day of April, 2000.

                                            PHOENIX INVESTMENT PARTNERS, LTD.

                                            By: /s/ Philip R. McLoughlin
                                                -----------------------------
                                                Philip R. McLoughlin,
                                                Chairman of the Board and
                                                Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 19th day of April, 2000.


        SIGNATURE                                TITLE
        ---------                                -----
/s/ Philip R. McLoughlin                Chairman of the Board, Chief
---------------------------             Executive Officer and Director
Philip R. McLoughlin

/s/ William R. Moyer                    Executive Vice President and
---------------------------             Chief Financial Officer
William R. Moyer


---------------------------             Director
Clyde E. Bartter


/s/ Michael E. Haylon                   Director
---------------------------
Michael E. Haylon



---------------------------             Director
Robert W. Fiondella


/s/ Marilyn E. LaMarche                 Director
---------------------------
Marilyn E. LaMarche


/s/ James M. Oates                      Director
---------------------------
James M. Oates


/s/ Ferdinand Verdonck                  Director
---------------------------
Ferdinand Verdonck


/s/ Glen D. Churchill                   Director
---------------------------
Glen D. Churchill


/s/ Donna F. Tuttle                     Director
---------------------------
Donna F. Tuttle


/s/ David A. Williams                   Director
---------------------------
David A. Williams


/s/ John T. Anderson                    Director
---------------------------
John T. Anderson



---------------------------             Director
Calvin J. Pedersen



                             INDEX TO EXHIBITS



EXHIBIT NO.       DESCRIPTION
-----------       -----------
4.1               Restated Certificate of Incorporation of the Registrant, as
                  amended (incorporated herein by reference to Exhibit 3(a) to the Registrant's Current Report on Form 8-K dated
                  November 15, 1995).

4.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit
                  3(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

4.3 By-Laws of the Registrant (incorporated herein by reference to Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated November 15, 1995).

4.4               Employee Stock Purchase Plan.

5 Opinion of Day, Berry & Howard LLP as to the legality of the securities offered by the registration statement.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Day, Berry & Howard LLP (included in Exhibit 5).
